UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2008

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01   Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On August 29, 2008, XETA Technologies, Inc. (the “Company”) and Bank of Oklahoma, N.A., entered into the Sixth Amendment to Revolving Credit and Term Loan Agreement dated as of August 29, 2008.

The amendment replaces and renews the $7,500,000 Revolving Line Note through September 30, 2009.  The amendment also revises (i) the funded debt to EBITDA ratio to not greater than 2.75 to 1; (ii) the minimum tangible net worth requirement to $11,000,000; and (iii) the ceiling on aggregate capital expenditures during any one fiscal year to $1,500,000.

The amendment and new promissory note are attached hereto as Exhibit 10.1 and 10.2.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                   Sixth Amendment to Revolving Credit and Term Loan Agreement.

10.2                   Promissory Note for $7,500,000 dated August 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: August 29, 2008	By	: /s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer

EXHIBIT INDEX

SEC No.	Description

10.1	Sixth Amendment to Revolving Credit and Term Loan Agreement.

10.2	Promissory Note for $7,500,000 dated August 29, 2008.